UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation or organization)		No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01  NOTICE OF DELISTING.

(d)           On November 30, 2006, AmeriVest announced that its Board of Directors approved the withdrawal of its common stock, par value $0.001 per share, from listing on the American Stock Exchange, effective as of December 27, 2006.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On November 30, 2006, AmeriVest’s Board of Directors approved the acceleration of the vesting of 6,000 shares of restricted stock previously granted to Charles K. Knight, AmeriVest’s Chief Executive Officer.  The shares, which would have vested in equal tranches on each of March 1 and June 1, 2007, will vest and be issued to Mr. Knight on December 1, 2006, together with 3,000 shares which will vest as scheduled on that date, for a total of 9,000 shares.

ITEM 8.01  OTHER EVENTS.

On November 30, 2006 AmeriVest announced that its Board of Directors voted to declare a second liquidating cash dividend in the amount of $1.75 per share payable on December 18, 2006 to all holders of record of AmeriVest’s common stock, par value $0.001 per share on December 11, 2006.

Also on November 30, 2006, AmeriVest announced its intention to form the AmeriVest Liquidating Trust (the “Trust”) and to transfer all of its remaining assets and liabilities to the Trust on December 27, 2006.  Cloyses Partners, LLC of Denver, Colorado or one or more of its principals will serve as liquidating trustee of the Trust.

The foregoing summaries are qualified in their entirety by the press release relating thereto, which is included under Item 9.01(d) as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit 99.1                                    Press Release dated November 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

Dated: December 5, 2006

	By:	/s/ Sheri D. Henry
Sheri D. Henry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 30, 2006.